Exhibit 5.1

CONSENT OF FASKEN MARTINEAU DUMOULIN LLP

We hereby consent to the reference to our opinion under “Enforceability of Civil Liabilities” in the Registration Statement on Form F-10 of Gammon Gold Inc. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada	By:	/s/ FASKEN MARTINEAU DUMOULIN LLP
October 7, 2009		Fasken Martineau Dumoulin LLP